Exhibit 107

Calculation of Filing Fee Tables
Form S-8
(Form Type)
TransDigm Group Incorporated
(Exact Name of Registrant as Specified in its Charter)
Table 1 – Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common stock, par value $1.00 per share	Rule 457(c) and 457(h)	4,000,000	$720.24	$2,880,940,000	0.00011020	$317,479.59
	Total Offering Amounts					$2,880,940,000		$317,479.59
	Total Fee Offsets							-
	Net Fee Due							$317,479.59

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of Common Stock, par value $0.01 per share (the “Common Stock”), of TransDigm Group Incorporated. (the “Registrant”) that become issuable under the TransDigm Group Incorporated 2019 Stock Option Plan, by reason of any stock dividend, stock split, recapitalization or any other similar transaction that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated in accordance with Rule 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on The New York Stock Exchange on February 2, 2023.